SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2003

FISHER SCIENTIFIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

Fisher Scientific International Inc. has received formal consent from the holders of its 8.125% senior subordinated notes due 2012 to amend the indenture for such notes. The amendment changes Section 4.11 of the indenture, the revised text of which is set forth below.

SECTION 4.11.  Limitation on Guarantees by Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company, other than guarantees of Indebtedness incurred pursuant to the New Credit Facility (but only if such Guarantees are permitted by clause (ii) of Section 4.3 or constitute Permitted Indebtedness), unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary’s guarantee of the Securities (a “Guarantee”), such Guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary; provided that if any Subsidiary Guarantor is released from its guarantee with respect to Indebtedness outstanding Under the New Credit Facility and all other Indebtedness of the Company, such Subsidiary Guarantor shall automatically be released from its obligations as a Subsidiary Guarantor. Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Securities to reflect any such Guarantee. Nothing in this Section 4.11 shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.3.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: March 10, 2003	By:	/s/ Todd M. DuChene

Name: Todd M. DuChene
Title: Vice President-General Counsel and Secretary